Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Board of Directors

SONDE RESOURCES CORP.

We consent to the incorporation by reference in Registration Statement No. 333-176261 on Form S-8 and to the use of our reports, dated March 22, 2012, relating to the consolidated financial statements of Sonde Resources Corp. and the effectiveness of Sonde Resources Corp.'s internal control over financial reporting appearing in this Annual Report on Form 40-F of Sonde Resources Corp. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Calgary, Canada
March 22, 2012